ENERGY TRANSFER EQUITY
REPORTS FOURTH QUARTER AND ANNUAL RESULTS

Dallas - February 20, 2013 - Energy Transfer Equity, L.P. (NYSE:ETE) today reported financial results for the fourth quarter and year ended December 31, 2012.

Distributable Cash Flow, as adjusted, for the year ended December 31, 2012 was $668 million as compared to $511 million for the year ended December 31, 2011, an increase of $157 million. ETE's net income attributable to partners was $304 million for the year ended December 31, 2012, as compared to $310 million the year ended December 31, 2011.

Distributable Cash Flow, as adjusted, was $193 million for the three months ended December 31, 2012 as compared to $135 million for the three months ended December 31, 2011, an increase of $58 million. ETE's net income attributable to partners was $49 million for the three months ended December 31, 2012, as compared to $86 million for the three months ended December 31, 2011.
The quarter ended December 31, 2012 included the following significant achievements:

•
Sunoco Merger. On October 5, 2012, Energy Transfer Partners, L.P. ("ETP") completed its merger with Sunoco, Inc. ("Sunoco"). Under the terms of the merger agreement, Sunoco shareholders received 54,971,725 ETP Common Units and a total of approximately $2.6 billion in cash.

•
Holdco Transaction. Immediately following the closing of the Sunoco Merger, ETE contributed its interest in Southern Union Company ("Southern Union") to ETP Holdco Corporation ("Holdco"), an ETP-controlled entity, in exchange for a 60% equity interest in Holdco. In conjunction with ETE's contribution, ETP contributed its interest in Sunoco to Holdco and retained a 40% equity interest in Holdco. Prior to the contribution of Sunoco to Holdco, Sunoco contributed $2.0 billion of cash and its interests in Sunoco Logistics Partners L.P. ("Sunoco Logistics") to ETP in exchange for 90,706,000 Class F Units representing limited partner interests in ETP ("Class F Units"). The Class F Units are entitled to 35% of the quarterly cash distribution generated by ETP and its subsidiaries other than Holdco, subject to a maximum cash distribution of $3.75 per Class F Unit per year, which is the current distribution level. Pursuant to a stockholders agreement between ETE and ETP, ETP controls Holdco. Consequently, ETP consolidated Holdco (including Sunoco and Southern Union) in its financial statements subsequent to consummation of the Holdco Transaction. In connection with this transaction, ETE relinquished its rights to $210 million of incentive distributions from ETP that ETE would otherwise be entitled to receive over 12 consecutive quarters.

•
Strategic Asset Sale. In December 2012, Southern Union entered into a purchase and sale agreement pursuant to which subsidiaries of Laclede Gas Company, Inc. have agreed to acquire the assets of Southern Union's Missouri Gas Energy and New England Gas Company divisions. Total consideration is expected to be $1.04 billion, subject to customary closing adjustments, less the assumption of $19 million of debt. For the period from March 26, 2012 to December 31, 2012, the distribution operations have been reclassified to discontinued operations. The assets and liabilities of the disposal group have been reclassified and reported as assets and liabilities held for sale as of December 31, 2012.

The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday, February 21, 2013 to discuss its fourth quarter 2012 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership's website for a limited time.

The Partnership’s principal sources of cash flow historically have derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP and Regency Energy Partners LP (“Regency”), including 100% of ETP's and Regency's incentive distribution rights, approximately 50.2 million of ETP's common units and approximately 26.3 million of Regency's common units. Subsequent to October 5, 2012, the Partnership's cash flows derive from its investments in ETP and Regency and its 60% interest in Holdco. The Partnership's primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners and holders of its Preferred Units.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership's Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership's investments in limited and general partner interests of ETP and Regency, net of the Partnership's cash expenditures for general and administrative costs and interest expense. The Partnership's definition of Distributable Cash Flow also includes distributable cash flow related to Southern Union for the period from March 26, 2012 (Southern Union acquisition date) until Southern Union was contributed to Holdco on October 5, 2012, subsequent to which Distributable Cash Flow reflects dividends expected to be received from Holdco. The Partnership defines distributable cash flow for Southern Union as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, and non-cash impairment charges.

Distributable Cash Flow is a significant liquidity measure used by the Partnership's senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership's management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership's investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and twelve months ended December 31, 2012 and 2011 for comparative purposes.

Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership's investments in limited and general partner interests of ETP and Regency, plus the distributable cash flow related to Southern Union (as described in the definition of Distributable Cash Flow above), dividends expected to be received from Holdco (as described in the definition of Distributable Cash Flow above), net of the Partnership's cash expenditures for general and administrative costs and interest expense, excluding certain items, such as acquisition-related expenses. Due to the cash expenses that were incurred during the three and twelve months ended December 31, 2012 and the twelve months ended December 31, 2011 in connection with the Partnership's merger and acquisition activities, Distributable Cash Flow, as adjusted, for the three and twelve months ended December 31, 2012 and 2011 is a significant liquidity measure used by the Partnership's senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership's management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow, as adjusted, is net income for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow, as adjusted, is presented for the three and twelve months ended December 31, 2012 and 2011 for comparative purposes.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership, which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 50.2 million ETP limited partner units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. ETE also owns a non-controlling interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and Sunoco, Inc. The ETE family of companies owns approximately 69,000 miles of natural gas, natural gas liquids, refined products, and crude pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 24,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP also owns general partner interests, 100% of the incentive distribution rights, and a 32% limited partnership interest in Sunoco Logistics Partners L.P. (NYSE:SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP also holds a 70% interest in Lone Star NGL, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. In addition, ETP holds controlling interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and Sunoco, Inc. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also holds a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets in Texas, Louisiana and Mississippi. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Regency Energy Partners LP website at www.regencyenergy.com.

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil & refined product pipeline, terminalling, and acquisition & marketing assets. SXL's general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. web site at www.sunocologistics.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)

or

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
-more-

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31,
	2012	2011
ASSETS

CURRENT ASSETS	$5,597	$1,455

PROPERTY, PLANT AND EQUIPMENT, net	28,284	14,559

NON-CURRENT ASSETS HELD FOR SALE	985	—
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,737	1,497
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	43	26
GOODWILL	6,434	2,039
INTANGIBLES ASSETS, net	2,291	1,072
OTHER NON-CURRENT ASSETS, net	533	249
Total assets	$48,904	$20,897

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,845	$1,841

NON-CURRENT LIABILITIES HELD FOR SALE	142	—
LONG-TERM DEBT, less current maturities	21,440	10,947
DEFERRED INCOME TAXES	3,566	217
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	162	81
SERIES A CONVERTIBLE PREFERRED UNITS	331	323
OTHER NON-CURRENT LIABILITIES	995	29

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	73	71

EQUITY:
Total partners' capital	2,113	53
Noncontrolling interest	14,237	7,335
Total equity	16,350	7,388
Total liabilities and equity	$48,904	$20,897

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
REVENUES:	$11,313	$2,166	$16,964	$8,190
COSTS AND EXPENSES:
Cost of products sold	9,883	1,362	13,088	5,169
Operating expenses	451	239	1,065	906
Depreciation and amortization	300	159	871	586
Selling, general and administrative	227	67	580	292
Total costs and expenses	10,861	1,827	15,604	6,953
OPERATING INCOME	452	339	1,360	1,237
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(286)	(197)	(1,018)	(740)
Bridge loan related fees	—	—	(62)	—
Equity in earnings of unconsolidated affiliates	94	35	212	117
Gain on deconsolidation of Propane Business	—	—	1,057	—
Losses on extinguishments of debt	—	—	(123)	—
Gains (losses) on non-hedged interest rate derivatives	4	(13)	(19)	(78)
Other, net	2	(5)	30	12
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	266	159	1,437	548
Income tax expense (benefit)	21	(2)	54	17
INCOME FROM CONTINUING OPERATIONS	245	161	1,383	531
Income (loss) from discontinued operations	27	1	(109)	(3)
NET INCOME	272	162	1,274	528
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	223	76	970	218
NET INCOME ATTRIBUTABLE TO PARTNERS	49	86	304	310
GENERAL PARTNER’S INTEREST IN NET INCOME	1	—	2	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$48	$86	$302	$309
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.05	$0.37	$1.87	$1.42
Diluted	$0.05	$0.37	$1.87	$1.41
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.17	$0.38	$1.13	$1.39
Diluted	$0.17	$0.38	$1.13	$1.38

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Tabular amounts in millions)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow and Distributable Cash Flow, as adjusted, of Energy Transfer Equity, L.P.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Cash distributions from ETP associated with: (1)
General partner interest	$5	$5	$20	$20
Incentive distribution rights	148	112	529	422
Limited partner interest	45	45	180	180
Total	198	162	729	622
IDR relinquishment related to Citrus Dropdown and Sunoco Merger	(31)	—	(90)	—
Total cash distributions from ETP	167	162	639	622
Cash distributions from Regency associated with: (2)
General partner interest	1	1	5	5
Incentive distribution rights	2	2	8	6
Limited partner interest	12	12	48	48
Total cash distributions from Regency	15	15	61	59

Cash dividends from Holdco (3)	75	—	75	—
Total cash distributions and dividends received from ETP, Regency and Holdco	257	177	775	681
Distributable cash flow attributable to Southern Union (including acquisition-related expenses) from March 26, 2012 through October 5, 2012 (4)	—	—	82	—
Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense (5)	(4)	(4)	(52)	(30)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps (5)	(60)	(41)	(232)	(161)
Bridge financing costs	—	—	(62)	—
Distributable Cash Flow (6)	193	132	511	490
Acquisition-related expenses (5)	—	3	157	21
Distributable Cash Flow, as adjusted	$193	$135	$668	$511

Cash distributions to be paid to the partners of ETE: (6)
Distributions to be paid to limited partners	$178	$139	$703	$543
Distributions to be paid to general partner	—	—	1	2
Total cash distributions to be paid to the partners of ETE	$178	$139	$704	$545

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow, as adjusted,” to GAAP “Net income”:
Net income attributable to partners	$49	$86	$304	$310
Equity in income related to investments in ETP, Regency and Holdco	(114)	(140)	(676)	(509)
Total cash distributions and dividends from ETP, Regency and Holdco	257	177	775	681
Amortization included in interest expense (excluding ETP and Regency)	3	1	13	3
Fair value adjustment of ETE Preferred Units	3	8	8	5
Other non-cash (excluding ETP, Regency and Holdco)	(5)	—	87	—
Distributable Cash Flow	193	132	511	490
Acquisition-related expenses (5)	—	3	157	21
Distributable Cash Flow, as adjusted	$193	$135	$668	$511

(1)
For the three months ended December 31, 2012, cash distributions received from ETP consist of cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012. For the three months ended December 31, 2011, cash distributions received from ETP consist of cash distributions paid on February 14, 2012 in respect of the quarter ended December 31, 2011.

For the year ended December 31, 2012, cash distributions received from ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012, cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012 and cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012. For the year ended December 31, 2011, cash distributions received from ETP consist of cash distributions paid on May 16, 2011 in respect of the quarter ended March 31, 2011, cash distributions paid on August 15, 2011 in respect of the quarter ended June 30, 2011, cash distributions paid on November 14, 2011 in respect of the quarter ended September 30, 2011 and cash distributions paid on February 14, 2012 in respect of the quarter ended December 31, 2011.

(2)
For the three months ended December 31, 2012, cash distributions received from Regency consist of cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012. For the three months ended December 31, 2011, cash distributions received from Regency consist of cash distributions paid on February 14, 2012 in respect of the quarter ended December 31, 2011.

For the year ended December 31, 2012, cash distributions received from Regency consist of cash distributions paid on May 14, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012, cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012 and cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012. For the year ended December 31, 2011, cash distributions received from Regency consist of cash distributions paid on May 13, 2011 in respect of the quarter ended March 31, 2011, cash distributions paid on August 12, 2011 in respect of the quarter ended June 30, 2011, cash distributions paid on November 14, 2011 in respect of the quarter ended September 30, 2011 and cash distributions paid on February 14, 2012 in respect of the quarter ended December 31, 2011.

(3)	For the three months ended December 31, 2012, cash dividends received from Holdco consist of cash dividends paid on February 13, 2013 in respect of the quarter ended December 31, 2012.

(4)
Distributable cash flow attributable to Southern Union relates to the period while Southern Union was our wholly-owned subsidiary, from our acquisition on March 26, 2012 to our contribution of Southern Union in connection with the Holdco Transaction on October 5, 2012. Distributable cash flow attributable to Southern Union was calculated as follows (in millions):

Period from Acquisition (March 26, 2012) to October 5, 2012
Net income	$5
Amortization of finance costs charged to interest	(21)
Depreciation and amortization	137
Deferred income taxes	18
Non-cash equity-based compensation, accretion expense and amortization of regulatory assets	5
Other non-cash gains/revenues or losses/expenses	24
Distributions received from unconsolidated investments	4
Maintenance capital expenditures	(90)
Distributable cash flow attributable to Southern Union	82
Acquisition-related expenses recognized by Southern Union	57
Distributable cash flow, as adjusted, attributable to Southern Union	$139
Distributable cash flow attributable to Southern Union for the period from our acquisition to December 31, 2012 reflected above included change in control payments and legal and other outside service costs totaling $72 million offset by benefit plan curtailment gains of $15 million. The net amount of $57 million was included in merger-related expenses that were added back to calculate ETE's Distributable Cash Flow, as adjusted.

(5)
Transaction costs for the year ended December 31, 2012 related to ETE's acquisition of Southern Union consisted of $62 million bridge financing costs, $38 million of selling, general and administrative expenses incurred by ETE and $57 million of merger-related expenses that were incurred directly by Southern Union.

(6)
For the three months ended December 31, 2012, cash distributions to be paid by ETE consist of cash distributions paid on February 19, 2013 in respect of the quarter ended December 31, 2012. For the three months ended December 31, 2011, cash distributions paid by ETE consist of cash distributions paid on February 17, 2012 in respect of the quarter ended December 31, 2011.

For the year ended December 31, 2012 cash distributions paid or expected to be paid by ETE consist of cash distributions paid on May 18, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 17, 2012 in respect of the quarter ended June 30, 2012, cash distributions paid on November 16, 2012 in respect of the quarter ended September 30, 2012 and cash distributions paid on February 19, 2013 in respect of the quarter ended December 31, 2012. For the year ended December 31, 2011, cash distributions paid by ETE consist of cash distributions paid on May 19, 2011 in respect of the quarter ended March 31, 2011, cash distributions paid on August 19, 2011 in respect of the quarter ended June 30, 2011, cash distributions paid on November 18, 2011 in respect of the quarter ended September 30, 2011 and cash distributions paid on February 17, 2012 in respect of the quarter ended December 31, 2011.

SUPPLEMENTAL INFORMATION
RESULTS OF OPERATIONS FOR HOLDCO
(Tabular amounts in millions)
(unaudited)

Supplemental Data

Following is a summary of Holdco's Distributable Cash Flow for the year ended December 31, 2012, which included the Distributable Cash Flow of Southern Union and Sunoco for the period from the Holdco Transaction on October 5, 2012 to December 31, 2012. Subsequent to October 5, 2012, a portion of the Parent Company's cash flows were derived from dividends that the Parent Company received on its direct ownership of 60% of Holdco.

	Period from October 5, 2012 to December 31, 2012
	Southern Union		Sunoco	Other	Total
Net income (loss)	$49		$(14)	$(47)	$(12)
Depreciation and amortization	42		32	—	74
Depreciation, amortization, interest and income taxes of discontinued operations	16		—	—	16
LIFO valuation reserve	—	—	75	—	75
Equity in earnings (losses) from unconsolidated affiliates	6		(70)	(2)	(66)
Distributions from unconsolidated affiliates	2		85	3	90
Maintenance capital expenditures	(60)		(25)	—	(85)
Other, net	4		1	—	5
Distributable Cash Flow	59		84	(46)	97
Acquisition-related expenses	—		49	—	49
Distributable cash flow, as adjusted	$59		$133	$(46)	$146

Total Holdco dividends paid in respect of the quarter ending December 31, 2012 were $125 million, of which the Parent Company received $75 million from its direct ownership of 60% of Holdco.